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                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF
                           CURTICE-BURNS FOODS, INC.
                (AS SUCCESSOR BY MERGER TO PF ACQUISITION CORP.)

                   12 1/4% SENIOR SUBORDINATED NOTES DUE 2005

To Registered Holder and/or Participant in the Book-Entry Transfer Facility:

     The  undersigned  hereby  acknowledges  receipt  of  the  Prospectus  dated
December 16, 1994 (as the same may be amended from time to time, the 'Prospectus') of Curtice-Burns Foods, Inc., a New York corporation (the 'Company'), and the accompanying Letter of Transmittal (the 'Letter of Transmittal'), relating to the Company's offer (the 'Exchange Offer') to exchange its 12 1/4% Senior Subordinated Notes due 2005, (the 'New Notes'), which have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), for an equal principal amount of its outstanding 12 1/4% Senior Subordinated Notes due 2005 (the 'Old Notes'), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

          $           of the 12 1/4% Senior Subordinated Notes due 2005.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

          [ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

          $           of the 12 1/4% Senior Subordinated Notes due 2005.

          [ ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)
                         ,  (ii) the undersigned  is acquiring the  New Notes in
the ordinary course of business of the undersigned, (iii) the undersigned is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes, (iv) the undersigned is not an 'affiliate,' as defined in Rule 405 under the Securities Act, of the Company or any Guarantor, and (v) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction involving the New Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled 'The Exchange Offer -- Purpose and Effect of the Exchange Offer'; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

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                                   SIGN HERE

     Name of beneficial owner(s):  .............................................

     Signature(s):  ............................................................

     Name(s) (please print):  ..................................................

     Address:  .................................................................

               .................................................................

     Telephone Number:  ........................................................

     Taxpayer identification or Social Security Number:  .......................

     Date:  ....................................................................

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